Exhibit 8.2

New York	Madrid
Menlo Park	Tokyo
Washington DC	Beijing
London	Hong Kong
Paris

Davis Polk & Wardwell LLP	020 7418 1300 tel
99 Gresham Street	020 7418 1400 fax
London EC2V 7NG
[Date, 2011]
Cloudary Corporation
35 Boxia Road
Pudong New Area
Shangai 201203
People’s Republic of China
Dear Ladies and Gentlemen:
We are acting as United States counsel to Cloudary Corporation, a corporation incorporated in the Cayman Islands (the “Company”), in connection with the preparation of the registration statement on Form F-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the Company’s American depositary shares representing the Company’s Class B ordinary shares to be offered in the Company’s initial public offering (the “ADSs”). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.
We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in the ADSs is set forth in full under the caption “Taxation—United States Federal Income Tax Considerations” in the Prospectus.
We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.
We hereby consent to the use of our name under the caption “Taxation” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter.
In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
[Davis Polk & Wardwell LLP]

A New York limited liability partnership. The principal place of business of the partnership in Great Britain is the address set forth above at which a list of the partners’ names is open for inspection.